NSAR
Screen 38, 77(G.)
Series 5
Defaulted senior securities for the period ended December 31, 2000

1.       Dictaphone Corp., 11.750%, due 08/01/2005
o        Reason for Default:  Bankruptcy
o        Date of Default:  11/29/2000
o        Principal Amount:  4,750,000
o        Amount of Default:  $231,001.74
o        Amount of Default per 1,000 face amount =
         [(Amount of default)/(principal amount) * (1,000)]:  $48.63

2.       GNI Group Inc., 10.875%, due 07/15/2005
o        Reason for Default:  Bankruptcy
o        Date of Default:  09/12/2000
o        Principal Amount:  250,000
o        Amount of Default:  $12,460.94
o        Amount of Default per 1,000 face amount =
         [(Amount of default)/(principal amount) * (1,000)]:  $49.84


3.       Laidlaw, Inc., 7.650%, due 05/15/2006
o        Reason for Default:  Out of compliance with financial covenants
o        Date of Default:  05/15/2000
o        Principal Amount:  4,000,000
o        Amount of Default:  $191,250.00
o        Amount of Default per 1,000 face amount =
         [(Amount of default)/(principal amount) * (1,000)]:  $47.81

4.       Reliance Group Holdings, 9.000%, due 11/15/2049
o        Reason for Default:  Missed bond payment due to debt restructuring
o        Date of Default:  11/15/2000
o        Principal Amount:  1,400,000
o        Amount of Default:  $78,750.00
o        Amount of Default per 1,000 face amount =
         [(Amount of default)/(principal amount) * (1,000)]:  $56.25